                                                                   EXHIBIT 10(t)

                               THIRD AMENDMENT TO
                           J. ALEXANDER'S CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN


         WHEREAS, effective as of January 1, 1992, Volunteer Capital Corporation, a Tennessee corporation, now J. Alexander's Corporation ("Company"), adopted the Volunteer Capital Corporation Employee Stock Ownership Plan, which was subsequently renamed the J. Alexander's Corporation Employee Stock Ownership Plan ("Plan"); and

         WHEREAS, the Company desires to amend the Plan (i) to remove the requirement that a participant must wait until at least age 60 to receive his benefits if he does not elect a distribution at the customary time after termination of employment, (ii) to remove to the extent permitted by law the requirement that distributions commence at age 70 1/2 even though the participant has not retired, (iii) to increase the limit for an involuntary cashout to $5,000, (iv) to reflect the change in the name of the Plan, and (v) to make certain other technical changes required by changes in federal tax law.

         NOW, THEREFORE, effective on January 1, 1997, except as otherwise indicated, the Company amends its Plan in the following respects:

         1. Effective January 1, 1998, Section 2.1(r) is amended to provide as follows:

                  (r) Compensation. The total of all amounts paid for employment by the Employer to or for the benefit of a Participant during the Plan Year (as shown on the Form W-2 filed for federal income tax purposes), such as salary, bonus, wage, commission, and overtime payments. Compensation shall not include any of the following (even if includible in gross income):

                           (i) reimbursements or other expense allowances and
                  moving expenses (including indemnity payments for loss on sale of an Employee's home); and

                           (ii) fringe benefits (cash and non-cash), deferred
                  compensation and welfare benefits.

         Notwithstanding the foregoing, Compensation shall include any salary reduction or other elective deferrals to the Savings Incentive Plan or any other plan pursuant to Section 401(k) of the Code and salary reduction contributions or other elective deferrals under the Flexible Benefit Plan or any other plan pursuant to Section 125 of the Code.

         Compensation in excess of the first $150,000 (as adjusted from time to time pursuant to Section 401(a)(17)(B) of the Code) for any Employee shall not be taken into account.

         2. Section 2.1(o) is amended to provide as follows:

                  (o) Company. J. Alexander's Corporation, a Tennessee corporation, and any successor, purchaser, or transferee of the operating assets and business of J. Alexander's Corporation, which elects to continue the Plan.

         3. Effective January 1, 1998, Section 2.1(z) is deleted.

         4. Section 2.1(dd) is amended to provide as follows:

                  (dd) Flexible Benefits Plan: J. Alexander's Corporation Flexible Benefits Plan, a cafeteria plan pursuant to Section 125 of the Code, as amended from time to time.

         5. Section 2.1(gg) is amended to provide as follows:

                  (gg) Highly Compensated Employee: A Highly Compensated Employee is any Employee who:

                           (1) was a 5-Percent Owner at any time during the
                  Plan Year or the preceding Plan Year; or

                           (2) received Section 415 Compensation from the
                  Employer in excess of $80,000 for the preceding plan Year and, if elected by the Employer for a Plan Year in accordance with Section 414(q)(1)(B)(ii) of the Code, was in the top-paid group of employees of the Employer for the preceding Plan Year.

         In making the above determination, Section 415 Compensation shall include salary reductions or elective deferrals under the Savings Incentive Plan or any other plan pursuant to Section 401(k) of the Code and salary reductions or elective deferrals under the Flexible Benefits Plan or other plan pursuant to Section 125 of the Code. The $80,000 amount is indexed and shall be adjusted pursuant to Treasury Regulations.

         6. Section 2.1(jj) is amended to provide as follows:

                  (jj) Key Employee: Any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year which includes the Determine Date, or any of the preceding four (4) Plan Years, is -

                           (a) An officer of any Affiliated Company having
                  annual Section 415 Compensation grater than 50 percent of the limitation in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

                           (b) One of the ten Employees having annual Section
                  415 Compensation greater than the limitation in effect under
                  Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent (0.5%) interest and the largest percentage ownership interests in any of the Affiliated Companies;

                           (c) A 5-percent Owner; or

                           (d) A 1-percent Owner (defined as any person who
                  would be a 5-percent Owner if "one percent (1%) " were substituted for "five percent (5%)" each place it appears in
                  Section 2.1(cc) having annual Section 415 Compensation of more than $150,000.

         For purposes of this definition, Section 415 Compensation shall include elective deferrals under Sections 125 and 402(a)(8) of the Code. For purposes of determining the number of officers taken into account pursuant to Treasury Regulation ss.1.416-1, employees described in Section 414(q)(5) of the Code shall be excluded.

         7. Section 2.1(tt) is amended to provide as follows:

                  (tt) Savings Incentive Plan: J. Alexander's Corporation Savings Incentive and Salary Deferral Plan, a profit sharing and 401(k) plan originally established effective January 1, 1985, as amended from time to time.

         8. Effective January 1, 1998, Section 2.1(uu) is amended to provide as follows:

                  (uu) Section 415 Compensation: The total "wages" paid for employment by the Employer (and all Affiliated Companies) to or for the benefit of a Participant during the Plan Year (as shown on the Form W-2 filed for federal income tax purposes). For purposes of this determination, "wages" shall mean wages as defined in withholding at the source, and all other payments of compensation to the Employee by the Employer for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, and excluding from wages amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code. Section 415 Compensation shall include salary reductions or elective deferrals under the Savings Incentive Plan or any other plan pursuant to Section 401(k) of the Code and salary reductions or other elective deferrals under the Flexible Benefits Plan or any other plan pursuant to Section 125 of the Code.

         9. Effective January 1, 1998, the first paragraph of Section 4.3(b) is amended to provide as follows:

                  (b) After termination of employment with Employer and with all Affiliated Companies (other than for disability, normal retirement, early retirement, delayed retirement, or death), but no later than the end of the Plan Year following the Plan Year in which such termination occurs, the Participant shall be entitled to receive a "cashout" of such Participant's "vested benefit" as determined pursuant to Section 6.8 provided that such "vested benefit" is not greater than $10,000. Distribution of a vested benefit greater than $10,000 shall occur at the time provided in the last paragraph of this
         Section 4.3(b). Such cash out of the vested benefit shall not be made in the absence of written consent thereto by the Participant if the vested benefit (as determined pursuant to Section 6.8) attributable to Employer contributions is greater than $5,000. For the sole purpose of determining whether the vested benefit is less than $5,000 or $10,000, as the case may be, Company Stock in the Participant's Company Stock Sub-Account shall be valued at its market value on the first trading date of the Plan Year during which the distribution is scheduled to occur. A Participant having a vested benefit of zero shall be deemed to have been cashed out hereunder on the date of his termination of employment. Upon such a payment (or deemed payment) of the Participant's entire vested benefit, his nonvested Account balance shall become a Forfeiture upon the date of the cash out. Such Forfeiture shall then be allocated to the Accounts of other Participants as provided in Section 5.2.

         10. The first paragraph in Section 5.3 is amended to provide as follows:

                  5.3 Maximum Additions. Notwithstanding anything contained herein to the contrary, the total Additions made to the Account of a Participant for any Plan Year shall not exceed the lesser of $30,000 (as adjusted from time to time pursuant to Section 415(d) of the Code) or 25 percent (25%) of the Participant's Section 415 Compensation for such Plan Year.

         11. Section 6.1 is amended to provide as follows:

                  (e) Age 70 1/2: Except for a 5-Percent Owner, distribution shall commence not later than the April 1 next following the later of the calendar year in which a Participant attains age 70 1/2 or retires; provided, however, that a Participant who was born before July 1, 1928, may elect to have his distribution commence not later than the April 1 next following the calendar year in which such Participant attains age 70 1/2 whether or not he remains in the employ of the Employer. For a 5-Percent Owner, distribution shall commence not later than the April 1 next following the calendar year in which such Participant attains age
         70 1/2 whether or not he remains in the employ of the Employer. A Participant receiving distributions pursuant to this Section 6.1(e) as of January 1, 1997, who has not retired and who is not a 5-Percent Owner, may elect to cease receiving such distributions until the April 1 next following the calendar year in which such Participant retires.

                  Such distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and the Treasury Regulations thereunder (including Regulation Section 1.401(a)(9)-2). In accordance with Section 401(a)(9) of the Code and the Treasury Regulations thereunder, for purposes of determining the maximum period over which distributions must be made under Section 401(a)(9) of the Code, a Participant (or his spouse, if applicable) may elect whether or not life expectancy will be recalculated as permitted under Section 401(a)(9)(D) of the Code; provided, however, that such election must be made no later than the first required distribution date under
         Section 401(a)(9) of the Code, after which such election shall be irrevocable. Absent such an election, life expectancies shall be recalculated.

         12. Effective January 1, 1998, Section 6.1(f) is amended to provide as follows:

                  (f) Option to Delay. Except for a distribution on account of a Participant's death, no distribution whose value exceeds $5,000 shall be made prior to the Participant's Normal Retirement Date without the written consent of the Participant.

         IN WITNESS WHEREOF, J. Alexander's Corporation has caused this amendment to be executed this 17th day of February, 1998, effective as of the dates indicted herein, by its duly authorized officers.

                                 J. ALEXANDER'S CORPORATION



                                 By: /s/ J. Michael Moore
                                     -------------------------------------------
                                     Title: Vice President of Administration and
                                     Human Resources
Attest:


/s/ Ruth Ann Tidwell
---------------------------